UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
July 9, 2008
LIMELIGHT NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33508 (Commission File Number)	20-1677033 (IRS Employer Identification No.)
2220 W. 14th Street
Tempe AZ 85281
(Address of principal Mr. Hale offices, including zip code)
(602) 850-5000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1
EX-99.2

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On July 9, 2008, Limelight Networks, Inc. (the “Company”) and Matthew Hale, the Company’s Chief Financial Officer, entered into an Amended and Restated Employment Agreement (the “Amended Agreement”) in order to amend and restate the Employment Agreement between the Company and Mr. Hale dated as of November 22, 2006.
     The Amended Agreement, among other provisions, provides for certain bonus payments and acceleration of vesting of Mr. Hale’s equity awards in the event that Mr. Hale’s employment is terminated by the Company without cause or Mr. Hale resigns for good reason (as such terms are defined in the Amended Agreement), other than in connection with a change of control of the Company, and provides that Mr. Hale’s receipt of severance benefits shall be subject to Mr. Hale signing and not revoking a separation agreement and release of claims in the form attached as Exhibit A to the Amended Agreement. The Amended Agreement provides that in the event that Mr. Hale’s employment is terminated by the Company without cause or Mr. Hale resigns for good reason, other than in connection with a change of control of the Company, Mr. Hale will receive:
(i)	continued payment of Mr. Hale’s annual salary of $275,000 (subject to applicable tax withholdings) for the period from the date of termination to December 31, 2008, if any, and twelve (12) months thereafter;
(ii)	the current year’s target annual incentive based upon the Company’s achievement of performance targets set forth in the current year’s management bonus plan, but in no event less than the current year’s target annual incentive prorated to the date of termination;
(iii)	the retention bonus of $45,000;
(iv)	reimbursement for premiums paid for continued health benefits for Mr. Hale (and any eligible dependents) under the Company’s health plans until the earlier of (A) twelve (12) months, payable when such premiums are due, or (B) the date upon which Mr. Hale and Mr. Hale’s eligible dependents become covered under similar plans;
(v)	if Mr. Hale’s employment terminates prior to December 31, 2008, then that number of shares subject to Mr. Hale’s equity awards that would have vested if Mr. Hale remained employed until December 31, 2008, shall immediately vest;
(vi)	fifty percent (50%) of the unvested shares subject to Mr. Hale’s stock option shall vest and fifty percent (50%) of the shares which remain subject to a repurchase right in favor of the Company shall be released from the Company’s repurchase right; and
(vii)	if the Company is successful in closing its financial books for the month of November 2008 within 10 business days of the end of that month, regardless of whether Mr. Hale is still an active employee at that time, an additional twenty-five percent (25%) of the unvested shares subject to Mr. Hale’s stock option shall vest and an additional twenty-five percent (25%) of the shares which remain subject to a repurchase right in favor of the Company shall be released from the Company’s repurchase right.
     The foregoing description of the Amended Agreement is qualified by reference to Exhibit 99.1 hereto, and in the event of a conflict between the foregoing description and the Amended Agreement, the Amended Agreement shall control. The Amended Agreement is filed with this report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events.
     On July 9, 2008, the Company issued a press release regarding Mr. Hale’s departure from his position as Chief Financial Officer of the Company effective December 31, 2008. The press release is filed with this report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Matt Hale Amended and Restated Employment Agreement, dated July 9, 2008.

99.2	Press release of Limelight Networks, Inc., dated July 9, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.
/s/ Matthew Hale
Matthew Hale
Chief Financial Officer

Date: July 10, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Matt Hale Amended and Restated Employment Agreement, dated July 9, 2008.

99.2	Press release of Limelight Networks, Inc., dated July 9, 2008.